www.aviatnetworks.com

Aviat Networks Announces Restructuring Plan
SANTA CLARA, Calif., January 29, 2014 -- Aviat Networks, Inc. (NASDAQ: AVNW), the leading expert in microwave networking solutions, today announced that it is immediately implementing a restructuring plan to reduce costs and expenses in light of the current operating environment. In addition, the Board of Directors is reviewing initiatives that are expected to further improve the company’s financial performance and strategic position.
Following a review of the Company’s core operations and near-term global business conditions along with expected procurement cycles, Aviat Networks is implementing an organizational restructuring plan that is expected to lower quarterly non-GAAP operating expenses to approximately $27 million by the fourth quarter of fiscal 2014, below the $28 million level communicated by the Company on January 14, 2014. These actions are expected to result in cost and expense savings of approximately $5 million to $6 million in fiscal year 2014 with an incremental cost savings of $13 million to $14 million in fiscal year 2015.
“We are implementing a restructuring plan to rapidly realign our cost structure with near term business conditions while continuing to position the company for future opportunities,” says Michael Pangia, president and CEO, Aviat Networks. “The decision to downsize our workforce was not made lightly, but is a necessary step to achieve Aviat Networks’ long-term goals. The changes announced today have been carefully selected to have a minimal impact on the introduction of new products and our customers.”
The comprehensive restructuring program includes:

•	Realignment of the product development organization

•	Streamlining of the overall organization through the consolidation of internal functions and back office and sales support productivity

•	Lowering operations and services overhead

•	Increasing use of outsourcing to reduce fixed costs and enhance flexibility
Aviat Networks expects to incur approximately $6 million to $7 million of cash payments related with these cost reduction initiatives for severance and employee-related cash charges. Cash payments in fiscal 2014 are expected to be approximately $5 million with the remaining $1 million to $2 million of cash payments occurring in the first half of fiscal 2015.
The actions being taken under the restructuring plan, combined with the on-going actions being taken by the Company, are intended to bring Aviat Networks' operational cost and expenses largely in line with the current dynamics of the microwave radio and telecommunications markets. These cost reduction initiatives are expected to be mainly completed by the end of calendar 2014. Management will provide additional information on this restricting plan during its second quarter of fiscal 2014 earnings call scheduled for February 6, 2014.
The Board of Directors intends to commence a review of both executive and Board compensation to ensure alignment with the company’s current positioning.
Also, the Board of Directors are actively reviewing strategic initiatives to further improve the Company’s ability to scale and address new markets with a focus on better positioning Aviat Networks for top line growth, consistent positive cash flow generation and better shareholder returns.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income or loss, income tax provision or benefit, income or loss from continuing operations, basic and diluted income or loss per share from continuing operations, adjusted earnings (losses) before interest, tax, depreciation and amortization (“Adjusted EBITDA”) adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand our performance.
Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than 750,000 systems installed around the world, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks' high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in more than 100 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act, including the nature and expected results of the restructuring plan implemented by Aviat Networks, the exploration of alternatives that would further improve expense to revenue ratio for fiscal 2015 and the review of potential strategic initiatives. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, Inc. and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 23, 2013 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Media Contact:

Ned Hayes, Aviat Networks, Inc., (408) 567-7120, Ned.Hayes@aviatnet.com

Investor Relations:

Peter Salkowski, Aviat Networks, Inc., (408) 567-7117, Investorinfo@aviatnet.com